Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-269235

Prospectus Supplement

(To Prospectus dated February 24, 2023)

Arbe Robotics Ltd.

Up to $50,000,000

Ordinary Shares

We have entered into an Open Market Sales AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), dated April 25, 2023, relating to the sale of our ordinary shares, par value NIS 0.000216 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through Jefferies, acting as our sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of shares, but will act as our sales agent and use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to Jefferies In connection with the sale of our ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares and warrants are listed on the NASDAQ Capital Market under the trading symbols “ARBE” and “ARBEW”, respectively. On April 20, 2023, the closing prices of our ordinary shares and warrants on the Nasdaq Capital Market were $2.65 per ordinary share and $0.315 per warrant.

We are an “emerging growth company” and a “foreign private issuer” as defined by the U.S. Securities and Exchange Commission (the “SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Our Organization.”

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and the documents incorporated by reference herein and page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is April 25, 2023

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-269235) that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer and sell securities having an aggregate offering price of up to $100,000,000 from time to time, and, specifically, under this prospectus supplement we may offer and sell shares of our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the ordinary shares we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Neither we nor Jefferies has done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “Arbe,” “we,” the “Company” and similar designations refer to Arbe Robotics Ltd. and its subsidiaries. Our logo, trademarks and service marks are the property of Arbe Robotics Ltd. and its subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the accompanying prospectus and the documents incorporated by reference herein, contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. The use of the words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the documents that we have filed as exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect.

The statements contained or incorporated by reference in this prospectus regarding the following matters are forward-looking by their nature:

●	our beliefs regarding our future financial performance and operating results;

●	our expectation that we will be engaging with Tier 1 automotive suppliers and original equipment manufacturers (“OEMs”) who would build their radars based on our chipset solution and, in doing so, will reduce expenses associated with system completion, capital expenditures required for mass production manufacturing and the expenses of operating any such manufacturing capability;

●	our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace current radars with an advanced solution that meets the safety requirements of Euro New Car Assessment Program (“Euro-NCAP”) and the United States National Highway Traffic Safety Administration (“NHTSA”) for autonomous vehicles at all levels of autonomous driving;

●	our belief that widespread adoption of fully autonomous vehicles is seen as a means to reduce the number of traffic accidents (due to the mitigation of human error), facilitate vehicle-sharing services that will lead to the public foregoing the purchase of private vehicles, reduce traffic congestion, and significantly reduce fuel consumption and air pollution;

●	our belief that automakers will choose to integrate advanced driver assistance systems (“ADAS”) based on several technologies simultaneously—in particular, radar, camera and LiDAR--and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	our belief that our 4D imaging radar technology holds significant advantages over alternative technologies, such as vision through cameras or LiDAR laser systems, and over current-generation radar technologies that are in the market presently or are currently being developed;

●	our belief that our ground-breaking technology, which contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identifies objects and distinguishes between them with great long-range accuracy and a wide field of vision, will enable us to successfully compete and develop and maintain a leadership position in our target markets;

●	our expectation that our marketing strategy, primarily targeted toward Tier 1 manufacturers, will foster Tier 1 manufacturers’ willingness to integrate our radar chipsets into their radar systems to be sold to OEMs;

●	our belief that outsourcing the manufacturing of our chipsets will provide us with a more secure production regimen as it relates to quality control and adherence to automotive requirements;

●	our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain more exposure to the technology;

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●	our expectation that awareness has increased among automakers and vehicle owners of the importance and benefits of installing ADAS (even in the absence of binding regulation), and that it is likely that the vast majority of new vehicles will be equipped with these systems in the future;

●	our belief that our radar chipset solution will enable the launch of a fully autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with camera technology;

●	our belief that our existing infrastructure positions us well to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which supports our expectation that there will be increased demand for the technology and products that we are developing;

●	our belief that the automotive market, which experienced a significant slowdown following the onset of the coronavirus (“COVID-19”) pandemic, will rebound to at least to pre-COVID-19 levels of business activity;

●	our belief that increased demand for autonomous vehicles and the transition to mass production of Level 2 and higher autonomous vehicles, which require advanced systems for automatically integrating vehicles in traffic while preventing traffic accidents, are expected increase the demand for products in our field of activity in the timeframe we anticipate; and

●	our belief that to the extent insurance companies require the installation of radar systems as a condition for issuing insurance policies, such a requirement would increase the demand for our products.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are based upon our current expectations about future events, and our expectations may later be found to be incorrect. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications regarding third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in (i) Item 3.D “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (the “2022 Annual Report”); (ii) Item 5. “Operating and Financial Review and Prospects” in our 2022 Annual Report, and (iii) other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement, to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Business Overview

We are a provider of 4D imaging radar solutions and are leading a radar revolution, enabling safe driver-assist systems today while paving the way for fully autonomous driving in the future. We are a Tier 2 supplier, empowering automakers, Tier-1 suppliers, which are companies that supply parts or systems directly to OEMs, autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with next-generation sensing based on our proprietary chipset and perception algorithms. Based on a Markets and Markets report, we estimate the total addressable market for Advanced Drive Assistance Systems, known as ADAS, and autonomous driving technology, will reach approximately $65 billion by 2030.1 While the role of automotive radars in the traditional perception paradigm was limited to “legacy safety features”, such as Adaptive Cruise Control (ACC) and Automatic Emergency Braking (AEB), the introduction of an imaging radar based on a high channel count achieves an order of magnitude better native resolution than competing solutions and profoundly changes this paradigm, making the radar a key player in the overall driving solution. We believe that Our imaging radar offers an order of magnitude higher native resolution at lower false alarm rate than any other competing radar solution in the market and we believe our technology is essential for Level 2+ and higher levels of autonomous driving.

We provide long-range high resolution in four dimensions, providing visibility into distance of objects, their angular measurement (both horizontally and vertically) and their relative speed. Our radar chipset solution is designed to enable a vehicle to determine the exact location and shape of objects. For example, it could determine whether a stationary object in front of a vehicle is a manhole cover that the vehicle drive over or a guardrail that must be avoided. Our 4D imaging radar is the world’s first radar to separate, track, and identify objects in any weather or lighting condition in 2K ultra-high density in both azimuth and elevation, delivering an image that we believe is 100 times more detailed than any commercial radar on the market. We achieve this capability with our proprietary radio frequency chipset with the highest channel count in the industry, a groundbreaking radar processor chip—the first dedicated processor designed specifically for the performance and power saving requirements of the automotive industry—and post-processing powered by artificial intelligence (“AI”).

Through an AI-based analysis of the vehicle’s surroundings, our 360° Perception solution is the first radar technology detailed enough to enhance perception algorithms, elevating L2+ and higher applications from nice-to-have comfort solutions to must-have safety features. The surround data captured by our perception radars, which leverage AI to identify, classify, and track objects in 360 degrees, is processed in real-time to create a full free space map around the vehicle, as well as an analysis of the evolving hazards sensed by the radars.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel 6713313. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements.

As a company with less than $1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see Item 4.A. “History and Development of the Company—Our Status as a Foreign Private Issuer under the Exchange Act” and Item 4.A. “History and Development of the Company—Our Status as an Emerging Growth Company” in the 2022 Annual Report, respectively.

[1]	https://www.marketsandmarkets.com/Market-Reports/driver-assistance-systems-market-1201.html

THE OFFERING

Ordinary shares offered by us	Ordinary shares, par value NIS 0.000216 per share, having an aggregate offering price of up to $50,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from these sales, if any, for general corporate purposes, which may include working capital and capital expenditures. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ Capital Market symbols	“ARBE” and “ARBEW”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our 2022 Annual Report, or any future Annual Report or other period report that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in how we use the proceeds from this offering and we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have broad discretion in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively.  Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.  The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase ordinary shares in this offering, you will incur immediate and substantial dilution in the net tangible book value of your ordinary shares.

The offering price per share in this offering may exceed the net tangible book value per ordinary share of our ordinary shares outstanding prior to this offering. Assuming that an aggregate of 18,867,924 of ordinary shares are sold during the term of the Sales Agreement at a price of $2.65 per share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on April 20, 2023, for aggregate net proceeds of approximately $48.2 million after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.48 per share, representing the difference between our as adjusted pro forma net tangible book value per share as of December 31, 2022 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the ordinary shares offered hereby will be made directly into the market, the prices at which we sell these ordinary shares will vary and these variations may be significant. Purchasers of the ordinary shares we sell, as well as our existing shareholders, will experience significant dilution if we sell ordinary shares at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital in the future, we expect to offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to Jefferies at any time throughout the term of the Sales Agreement. The number of shares that are sold by Jefferies after the delivery of an issuance notice will fluctuate based on a number of factors, including the market price of the ordinary shares during the sales period, the limits we set with Jefferies in any applicable issuance notice, and the demand for our ordinary shares during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We do not anticipate declaring any cash dividends on our ordinary shares which may adversely impact the market price of our shares.

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our share price appreciates.

Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a significant number of ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, the Sales Agreement or otherwise could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of our ordinary shares or other equity-related securities, or the market perception that we are permitted to make such sales, would have on the market price of our ordinary shares.

The market price of our securities may be volatile subject to wide fluctuations and you may not be able to resell our securities at or above the price you paid.

The market price of our ordinary shares is volatile and fluctuations in the price of our ordinary shares could contribute to the loss of all or part of your investment. The market price of our ordinary shares could continue to be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our ordinary shares and our ordinary shares may trade at prices significantly below the price you paid for them. Due to such factors, the trading price of our ordinary shares may not recover and may experience a further decline. Such factors include but are not limited to:

●	actual or anticipated fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the automotive industry in general;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to develop and market our products;

●	the market’s perception as to our ability to develop and maintain any perceived technological advantage we may have;

●	actions by social media users to seek to increase activity in our securities;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements, including compliance with the Nasdaq continued listing requirements;

●	commencement of, or involvement in, litigation involving us or the automotive industry in general;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our ordinary shares available for public sale;

●	changes in trading patterns resulting from social media action not related to the results of our business;

●	any major change in our board or management;

●	sales of substantial amounts of our ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism; and

●	all of the risks described in these Risk Factors.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Global stock markets in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, are not predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate gross proceeds of up to $50,000,000 from time to time. Because there is no minimum offering price for the ordinary shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any ordinary shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital and capital expenditures, and which also may include the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, or the acquisition of other businesses. While a portion of the net proceeds may be used for the acquisition of businesses, products and technologies that are synergistic or complementary to ours, or for other strategic purposes, we have no current understandings, commitments or agreements to do so. Pending use of the net proceeds, we intend to invest the net proceeds in short-term interest-bearing, investment-grade securities or in cash or money market funds.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings to fund the development and expansion of our business and do not expect to pay any dividends in the foreseeable future. As a result, investors in our ordinary shares will benefit in the foreseeable future only if our ordinary shares appreciate in value. Any future determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

The distribution of dividends may also be limited by the Israeli Companies Law, 5759-1999, which, unless otherwise approved by a court under limited circumstances set forth under applicable law, permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings) provided that the date of the financial statements is not more than six months prior to the date of distribution, whichever is higher. We are also only permitted to distribute a dividend if our board of directors or the court, as applicable, determines that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due.

TAXATION

Material Israeli Income Tax Considerations

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Income tax considerations

The following is a brief summary of certain material Israeli income tax laws applicable to us. This section also contains a discussion of certain material Israeli income tax consequences concerning the ownership and disposition of ordinary shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.

THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax at a flat rate. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduced the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018 and thereafter. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Benefited Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We may qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance [New Version] 5721-1961, or “the Ordinance”. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

●	Amortization of the cost of purchased patent, rights to use a patent and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

●	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to research and development, including capital expenditures, for the year in which such expenditures are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development are carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location of the facility in which the investment is made in Israel. In order to qualify for these incentives, we are required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force, but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011, were entitled to choose to continue and enjoy such benefits, provided that certain conditions are met, or instead elect, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined under the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to tax at the following rates: (i) Israeli resident corporations — 0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals — 20% (iii) Non-Israeli residents (both individuals and corporations) — 20%, or a reduced tax rate as determined under the provisions of any applicable double tax treaty, when relevant.

The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, as defined below), which may be reduced by applying in advance for a withholding tax certificate from the Israel Tax Authority. A “Substantial Shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “Means of Control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or instructs a person who holds any of the aforesaid rights how to act, regardless of the source of such right.

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as having a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income”, as defined under the Investment Law. The corporate tax rate is further reduced to 7.5% with respect to a Preferred Technological Enterprise located in “Development Zone A”. In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gains derived from the sale of certain “Benefitted Intangible Assets” (as defined under the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017, for at least NIS 200 million, and the sale receives a prior approval from the Israel Innovation Authority.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (including group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gains derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received a prior approval from the Israel Innovation Authority. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or a lower rate as may be provided in an applicable tax treaty.

The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “Substantial Shareholder” at the time of the sale or at any time during the preceding twelve months period), which may be reduced by applying in advance for a withholding tax certificate from the Israel Tax Authority. In addition, if such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company, and other conditions are met, the withholding tax rate will be 4% (subject to the receipt of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate in advance). However, if such dividends are paid to an Israeli company, no tax is required to be withheld.

We believe that we may be eligible to the tax benefits under the 2017 Amendment. This will be further examined when relevant.

Taxation of our shareholders

Capital Gains Tax on Sales of our ordinary shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets by non-Israeli resident, if such assets (i) are located in Israel; (ii) are shares or rights to shares in an Israeli resident company, or (iii) represent, directly or indirectly, rights to assets located in Israel, , unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel under certain conditions. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital gains taxes applicable to non-Israeli resident shareholders

A non-Israeli resident that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if, among other conditions, the shares were not held through a “permanent establishment” that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

If not exempt, a non-Israeli resident corporate shareholder will generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2022), or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “Substantial Shareholder”, at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2022) and a marginal tax rate of up to 47% for an individual in 2023, excluding Surtax as discussed below), unless contrary provisions in a relevant tax treaty apply.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting power during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares by the U.S. Resident would be subject to tax in Israel (unless exempt under the Israeli domestic law as described above). Under the United States Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. Resident, and such U.S. Resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits. The United States Israel Tax Treaty does not provide such credit against any United States state or local taxes.

Regardless of whether shareholders may be liable for Israeli tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding tax at Israel. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid tax withholding at the time of sale (i.e., provide certificate of residency and other relevant documentation). Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Capital gains taxes applicable to Israeli resident shareholders

Generally, an Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate (currently of 23%).

An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expenditures or is a “Substantial Shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined under section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2022 plus 3% Surtax).

Certain Israeli institutions who are exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the shares.

Taxation of Israeli shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, plus 3% Surtax, when applicable. With respect to a person who is a “Substantial Shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%, plus 3% Surtax, when applicable. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not).

If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is subject to Israeli corporate tax.

An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on dividend.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Certain Material Israeli Tax Considerations — Law for the Encouragement of Capital Investments, 5719-1959 — New tax benefits under the 2017 Amendment that became effective on January 1, 2017.”

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “Substantial Shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a Substantial Shareholder or not), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). For example, under the United States Israel Tax Treaty, the maximum rate of tax that may be withheld in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, Approved Enterprise or Beneficial Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduced rate under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation to be presented and specific instruction received from the Israeli Tax Authorities to be followed. To the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israeli Tax Authorities in order to receive a refund of the excess tax withheld.

A foreign resident receiving dividend income from an Israeli company, from which the full tax was withheld, will generally be exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to Surtax (see below) in accordance with section 121B of the Ordinance.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Certain Material Israeli Tax Considerations — Law for the Encouragement of Capital Investments, 5719-1959 — New tax benefits under the 2017 Amendment that became effective on January 1, 2017.”

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on their annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 698,280 for 2022. This amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Currently, Israel does not impose estate tax and gifts are generally exempt from tax.

Certain Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of ordinary shares and warrants. This discussion applies only to the ordinary shares and warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of ordinary shares and warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers, or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons holding ordinary shares and/or warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares and/or warrants, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding ordinary shares;

●	founders, sponsors, officers or directors of ITAC or holders of private placement warrants;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received ordinary shares and/or warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares and/or warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares and/or warrants, as the case may be, that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND/OR WARRANTS.

U.S. Federal Income Tax Treatment of Arbe

Tax Residence of Arbe for U.S. Federal Income Tax Purposes

Although we are incorporated and tax resident in Israel, the IRS may assert that we should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because we are not so created or organized (but is instead incorporated only in Israel), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

We indirectly acquired substantially all of the assets of ITAC through the Merger. Based upon the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, we currently expect that the Section 7874 Percentage of ITAC stockholders in us should be less than 80% after the Merger. Accordingly, we are not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect) and is subject to certain factual uncertainties.

The remainder of this discussion assumes that we will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares and warrants to U.S. Holders

Distributions on ordinary shares

If we make distributions of cash or property on the ordinary shares, such distributions will be treated first as a dividend to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). If we do not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of ITAC’s Tax Attributes and Certain Other Adverse Tax Consequences to Arbe and Arbe’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the U.S. or (b) we are eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

●	we are neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for our taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements;

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

●	the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There can be no assurances that we will be eligible for benefits of an applicable comprehensive income tax treaty between the U.S. and Israel. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, we will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing the holder’s taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares or warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares or warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares and/or warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the U.S. and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share on the exercise of the warrants for cash. A U.S. Holder’s tax basis in an ordinary shares received upon exercise of the warrants generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the warrants exchanged therefor (assuming the Merger is not a taxable transaction) and the exercise price. The U.S. Holder’s holding period for an ordinary share received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If the warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrants.

The tax consequences of a cashless exercise of the warrants are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the ordinary shares received generally would equal the U.S. Holder’s basis in the warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of the warrants could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered, net of the aggregate exercise price of such warrants and (ii) the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s aggregate tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the warrants deemed exercised and (ii) the aggregate exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, including when a U.S. Holder’s holding period would commence with respect to the ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions of the Warrant Agreement or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares and warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of ordinary shares for which the warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this registration statement captioned “Description of warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such warrants received a cash distribution from us equal to the fair market value of such increase in interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares and warrants could be materially different from that described above, if we are treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, we will be treated as owning our proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock.

Whether we are treated as a PFIC is determined on an annual basis. Although based on the current and anticipated composition of the income, assets and operations of us and our subsidiaries, we do not believe we will be treated as a PFIC for U.S. federal income tax purposes for our current taxable year, and do not expect to become one for U.S. federal income tax purposes in the near future, this is a factual determination that depends on, among other things, the composition of our income and assets, and the market value of our shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether we will be a PFIC in 2023 or for any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for 2023 or future taxable years.

Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder owns ordinary shares or warrants, we would generally continue to be treated as a PFIC with respect to such holder in a particular year unless (i) we has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s ordinary shares in which we were a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last taxable year in which we are classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the ordinary shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to a U.S. Holder’s ordinary shares or warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of ordinary shares and under proposed regulations transfers of warrants and certain transfers of ordinary shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its ordinary shares or warrants (collectively the “excess distribution rules”), unless, with respect to the ordinary shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the ordinary shares or warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares or warrants cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares or warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which we may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that we do not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

If we are a PFIC, a U.S. Holder of our shares may avoid taxation under the excess distribution rules described above in respect to the ordinary shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if we provide U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance, however, that we will have timely knowledge of its status as a PFIC in the future or that we will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that we are treated as a PFIC the U.S. Holder’s pro rata share of our ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of us for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount. If we own any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to our providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that we will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, we may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance that we will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which we are a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the ordinary shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to the ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which under proposed regulations will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if we are a PFIC and ordinary shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s ordinary shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) ordinary shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder generally will include in income for each year that we are treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions we make would generally be subject to the rules discussed above under “— Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of warrants will not be able to make a mark-to-market election with respect to their warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for ordinary shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which we are a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if we are a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CAPITALIZATION

The following table sets for our capitalization as of December 31, 2022:

●	on an actual basis; and

●

on an as adjusted basis to reflect the issuance and sale of 18,867,924 ordinary shares in this offering. This calculation assumes an offering price of $2.65 per ordinary share, which was the last reported closing price of our ordinary shares on the Nasdaq Capital Market on April 20, 2023, resulting in assumed net proceeds of approximately $48.2 million, after deducting sales commissions and estimated offering expenses payable by us. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Selected Balance Sheet Information (dollars in thousands).

	December 31, 2022
	Actual	Pro Forma
Current assets	$58,756	107,001
Working capital	48,327	96,572
Accumulated deficit	(160,140)	(160,140)
Shareholders’ equity	48,753	96,998

The above table is based on 64,160,890 ordinary shares issued and outstanding as of December 31, 2022. The number of shares issued and outstanding as of December 31, 2022 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	6,052,214 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2022 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.166 per share;

●	2,598,084 ordinary shares issuable upon the vesting of RSUs outstanding as of December 31, 2022; and

●	1,423,623 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of December 31, 2022.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DILUTION

If you invest in our ordinary shares, your interest will be diluted immediately to the extent of the difference between the price per ordinary share that you pay in this offering and the adjusted net tangible book value per ordinary share of our ordinary shares immediately after this offering.

Our net tangible book value on December 31, 2022 was approximately $48.8 million, or $0.76 per ordinary share. “Net tangible book value” represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. “Net tangible book value per ordinary share” is net tangible book value divided by the total number of shares outstanding as of December 31, 2022.

After giving effect to the sale of ordinary shares in the aggregate amount of $50,000,000 in this offering at an assumed offering price of $2.65 per share, which was the last reported sale price of our ordinary shares on The NASDAQ Capital Market on April 20, 2023, and after deducting estimated offering commissions and expenses payable by us, our pro forma net tangible book value as of December 31, 2022 would have been approximately $97.0 million, or $1.17 per ordinary share. This represents an immediate increase in net tangible book value of $0.41 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.48 per share to new investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per ordinary share		$2.65
Net tangible book value per ordinary share as of December 31, 2022	$0.76
Increase in net tangible book value per ordinary share attributable to this offering	$0.41
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering		$1.17
Dilution per ordinary share to new investors participating in this offering		$1.48

The table above assumes, for illustrative purposes, that an aggregate of 18,867,924 ordinary shares are sold at a price of $2.65 per share, the last reported sale price of our ordinary shares on The NASDAQ Capital Market on April 20, 2023, for aggregate gross proceeds of $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices.

The foregoing table and calculations are based on 64,160,890 shares outstanding as of December 31, 2022. The number of shares outstanding as of December 31, 2022, as used throughout this prospectus supplement, unless otherwise indicated, excludes the following, all as of December 31, 2022:

●	6,052,214 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2022 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.166 per share;

●	2,598,084 ordinary shares issuable upon the vesting of RSUs outstanding as of December 31, 2022; and

●	1,423,623 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of December 31, 2022.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Our authorized share capital consists of 130,000,000 ordinary shares, par value NIS 0.000216. As of March 1, 2023, we had 64,848,021 ordinary shares outstanding.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.1 to our 2022 Annual Report and incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, under which we may offer and sell our ordinary shares from time to time through Jefferies acting as agent. Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for our ordinary shares.

Each time we wish to issue and sell our ordinary shares under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of 3.0% of the gross proceeds of any shares sold through it pursuant to this prospectus supplement and the Sales Agreement and reimburse Jefferies for up to $125,000 of its expenses in connection with the execution of the Sales Agreement and, upon the occurrence of certain events specified in the Sales Agreement, up to $15,000 in connection with each such specified event, including, in each case, fees and disbursements to its legal counsel. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Jefferies in connection with this offering. The estimated offering expenses payable by us, in addition to such commission and reimbursed expenses, are approximately $255,000, which includes legal, accounting and printing costs and various other fees associated with registering the ordinary shares. The remaining sales proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Jefferies will provide written confirmation to us before the open of trading on the Nasdaq Capital Market on the day following each day on which ordinary shares are sold by Jefferies for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.

In connection with the sale of our ordinary shares on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the ordinary shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement according to its terms by either Jefferies or us. We and Jefferies may each terminate the Sales Agreement at any time upon five days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies and Jefferies may distribute this prospectus supplement and the accompanying prospectus electronically.

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority.

LEGAL MATTERS

The validity under Israeli law of our ordinary shares offered by this prospectus supplement and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co with Hamburger Evron., Tel-Aviv, Israel. We are also being represented as to certain matters of U.S. federal law and New York state law by Ellenoff Grossman & Schole LLP. Jefferies is being represented in connection with this offering by Latham & Watkins LLP for certain U.S. legal matters and by Herzog Fox & Neeman for certain Israeli legal matters.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The current address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, PO Box 609, Tel Aviv 61006, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2022, which was filed with the SEC on March 22, 2023; and

2.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement including all such documents we may file with the SEC after the date hereof, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

All of these documents are available at the SEC’s website, www.sec.gov. You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Arbe Robotics Ltd.

US$100,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Arbe Robotics Ltd. (“Arbe,” “we,” “us” or the “Company”) may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our ordinary shares are listed on Nasdaq under the symbol “ARBE.” On January 12, 2023, the closing prices for our ordinary shares on the Nasdaq Stock Market was $4.19 per ordinary share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Please read this prospectus and the documents incorporated by reference herein carefully. These documents describe our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling shareholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed or incorporated by reference in this prospectus, other than the information and representations contained or incorporated by reference in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the selling shareholders.

The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. The selling shareholders is offering to sell and seeking offers to buy these ordinary shares only in jurisdictions where offers and sales are permitted. We are not making an offer of any ordinary shares in any jurisdiction where the offer is not permitted. This prospectus will not be updated and made available for delivery except to the extent required by the federal securities laws.

We are responsible for the disclosure in this prospectus. However, this prospectus (including the documents incorporated by reference herein) includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. Such information contained or incorporated by reference herein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this resale prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Arbe,” “the Company” and “our company” refer to Arbe Robotics Ltd. The term “ordinary shares” refers to our ordinary shares, par value NIS 0.000216 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. The use of the words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements contained herein include, but are not limited to, statements about: Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

The statements contained or incorporated by reference in this prospectus regarding the following matters are forward-looking by their nature:

●	Our projection of revenue and other operating results;

●	Our expectation that we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace the current radars with an advanced solution that meets the safety requirements of Euro-NCAP and NHTSA for autonomous vehicles at all levels of autonomous driving;

●	Our belief that a fully autonomous vehicle is seen as a potential solution for reducing the number of traffic accidents (due to the elimination of the “human element” from the equation), and as an incentive to create innovative autonomous vehicle-sharing services that will lead to the public foregoing the purchase of private vehicles, to reduce the problem of traffic congestion, and to significantly reduce fuel consumption and air pollution;

●	Our belief that automakers will choose to integrate advanced driver assistance systems (ADAS) based on several technologies simultaneously (radar, camera and LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	The extent to which the conditions in the People’s Republic of China (“PRC”), including any possible adverse effects resulting from the change from the PRC’s zero COVID policy may affect our business with PRC-based tier-1 suppliers and automakers.

●	Our belief that our 4D imaging radar technology holds significant advantages over alternative technologies such as vision through cameras or LiDAR laser systems and over current-generation radar technologies that are on the market presently or have been announced for development;

●	The timing of the mass production by automakers of Level 2+ and higher vehicles that would use our radar systems;

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of vision, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in our target markets;

●	Our belief that our products will be competitively priced;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 manufacturers to integrate our radar chipsets into the radar systems that Tier 1 manufacturers will sell to OEMs;

●	Our belief that that outsourcing with GlobalFoundries will provide us a secure path in production for quality control and reliability for automotive requirements;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology;

●	Our expectation that awareness among automakers and vehicle owners of the importance and benefits of installing ADAS (even in the absence of binding regulation) has increased, and that it is likely that in the future, the vast majority of new vehicles will be equipped with these systems;

●	Our belief that our radar chipset will make it possible to launch of an autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with a camera;

●	Our belief that our existing infrastructure positions us well to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our belief that the automotive market, which experienced significant slowdown in 2020 and 2021 following the spread of the coronavirus (COVID-19) pandemic and a shortage of semiconductors, is expected to resume growth during 2023;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2 and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, are expected to increase the demand for products in our field of activity; and

●	Our belief that a requirement on the part of insurance companies to install radar systems as a condition for issuing insurance policies is expected to increase the demand for our products.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are based upon our current expectations about future events, and our expectations may later be found to be incorrect. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in (i) Item 3.D “Risk Factors” in our 2021 Annual Report, and under the caption “Risk Factors” in our July 11, 2022 Prospectus; (ii) the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2021 Annual Report and our July 11, 2022 Prospectus, and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

THE COMPANY

We are leading a radar revolution with our proprietary 4D Imaging Radar solutions. Using cutting-edge technology, we offer what we believe is the highest quality radar image on the market allowing safe driver-assist systems today while paving the way for fully autonomous driving.

We empower automakers (OEM’s), tier-1 automotive suppliers (automotive module manufacturers), delivery robots, and commercial and industrial vehicles, with next-generation sensing and paradigm-changing perception. Our imaging radar offers higher resolution than any other radar solution in the market and is an essential sensor for Level 2+ and above.

Our proprietary technology offers 4D Imaging Radar solutions that include a radio frequency chipset with the highest channel count in the industry — 2.304, and a ground-breaking radar processor chip, the first processor designed specifically for the performance and power saving requirements of the automotive industry. All coupled with AI-based post-processing capabilities.

Our 4D imaging radar can detect distance, relative speed, angular measurement of objects and their height above the road in any weather or lighting condition in 2K ultra-high resolution in both azimuth and elevation, delivering an image that we believe is X100 more detailed than any other radar on the market. It is also the first radar to empower perception algorithms, a paradigm-changing achievement of free spacing mapping, object tracking and identification and SLAM (Simultaneous Localization and Mapping). Our latest offering, a 360° Radar-Based Perception Solution that provides an integrated analysis of the complete vehicle surroundings in long range. The surround data, captured by a suite of Arbe’s perception radars, which leverage artificial intelligence to identify, classify, and track objects in 360°, is processed in real-time to create a full free space map around the vehicle, as well as an analysis of the evolving hazards sensed by the radars.

Our unique solution addresses the core challenges of autonomous vehicle and autopilot driving detect stationary objects — a manhole cover it can drive over or a guardrail it needs to avoid — identify vulnerable road users and eliminate false alarms without radar ambiguities. By complementing camera capabilities to achieve a full sensing environment and redundancy, it addresses all driving scenarios and environment use cases, making its solution a mandatory sensor for vehicles which operate at a Level 2+ autonomy and above. The former relates to a condition where automation systems are integrated though the driver is still required, whereas in the levels above, the higher you go, the more autonomous the vehicle will be, with a Level 5 vehicle being fully autonomous with no driver input.

For more information on our business, see Item 4 of our 2021 Annual Report and the caption “Business” in our July 11, 2022 prospectus.

COVID-19 Impact

During 2020 and 2021, the spread of COVID-19 and the actions taken by governments have had an impact on the automotive industry, which at first estimated a reduced demand but then experienced a significant increase in demand for vehicle production and sales, which caused a chip shortage reality. As a result, some automotive factories were shut down at the beginning of this period, and some projects were placed on hold or cancelled. In addition, travel restrictions, remote work guidelines, limitations on face-to-face meetings, COVID-19 isolations and sick days, required us to change our work methods and adjust. We believe we managed to maintain our progress, relying on new work methods and on our relationships such as our supply relationship with GlobalFoundries to stay on track. We considered the impact of COVID-19 on our estimates and assumptions and determined that there were no material adverse impacts on us for the nine months ended September 30, 2022.

Tier 1 automotive suppliers and OEMs have generally resumed operations. The automotive factories in the People’s Republic of China (the “PRC” or “China”) were early to return to normal and are currently operating at an accelerated rate. However, as a result of the PRC’s zero-COVID policy, several provinces and municipalities in China experienced lockdown as a result of potential spread of increased COVID 19 infections. Although the restrictions that had been imposed by governments have largely been reduced, if not eliminated, the PRC had maintained its zero-COVID policy, with resulting lockdowns and closures, which affected our business with PRC-based tier-1 suppliers and automakers. The PRC has recently changed from its zero-COVID policy, and we cannot predict what effect, if any, a significant increase in hospitalizations and deaths will have on the business of China-based Tier-1 automotive suppliers and automobile factories. Further, we cannot assure you that China will not experience further lockdowns and that such lockdowns will not affect us.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Foreign Private Issuer Status” and “Implications of Being an Emerging Growth Company” in the Prospectus Summary of our July 11, 2022 Prospectus.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors set forth in our 2021 Annual Report and our July 11, 2022 Prospectus incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital and capital expenditures. Additional information relating to our use of proceeds from a specific offering may be set forth in an applicable prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Tax Considerations” in our July 11, 2022 Prospectus. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices;

●	through block transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	at negotiated prices; or

●	In any other way in which securities may be distributed.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

DESCRIPTION OF SECURITIES

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million. The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

DESCRIPTION OF EQUITY SECURITIES

Our authorized share capital consists of 130,000,000 ordinary shares, par value NIS 0.000216. As of December 31, 2022, we had 64,248,984 ordinary shares outstanding.

A description of our ordinary shares can be found in “Description of Securities,” filed as Exhibit 2.1 to our 2021 Annual Report and incorporated by reference herein.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100 million.

Reference is made to Exhibit 2.1 to our 2021 Annual Report for a description of our outstanding warrants.

Preferred shares, which are shares with preferential rights relating, among other things, to dividends, voting, liquidation as well as conversion into ordinary shares or other securities, redemption and repayment of share capital, can be created by adoption of a resolution of the shareholders at a general meeting of shareholders at which a quorum is present, by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon. As of the date of this prospectus, we have no authorized preferred shares.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued pursuant to an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. A form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

EXPENSES

Set forth below is an itemization of the total expenses that we expect to incur in connection with this post-effective amendment. All amounts, other than the SEC registration fee, are estimates.

SEC registration fee		$11,020.00
FINRA filing fee			*
Legal fees and expenses		10,000.00	*
Accounting fees		30,000.00	*
Printing fees		5,000/00	*
Miscellaneous expenses		2,000.00	*
Total	$		*

*	Expenses in connection with any specific issuances of securities will be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co with Hamburger Evron., Tel-Aviv, Israel. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by our special counsel or counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022 (the “2021 Annual Report”);

2.	Our prospectus dated June 22, 2022, which was filed with the SEC on June 23, 2022 (the “June 22, 2022 Prospectus”);

3.	Our prospectus dated July 11, 2022, which was filed with the SEC on July 19, 2022 (the “July 11, 2022 Prospectus”);

4.	Our report on Form 6-K furnished to the SEC on May 12, 2022*;

5.	Our report on Form 6-K furnished to the SEC on May 13, 2022;

6.	Our report on Form 6-K, furnished to the SEC on May 24, 2022;

7.	Our report on Form 6-K furnished to the SEC on June 22, 2022;

8.	Our report on Form 6-K furnished to the SEC on August 16, 2022;

9.	Our report on Form 6-K furnished to the SEC on November 14, 2022*;

10.	Our report on Form 6-K furnished to the SEC on January 13, 2023, which includes unaudited financial statements for the nine months ended September 30, 2022.

11.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021, including any amendments or reports filed for the purpose of updating such description.

*	Excluding non-GAAP measurements.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus including all such documents we may file with the SEC after the effective date of registration statement of which this prospectus is a part, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

All of these documents are available at the SEC’s website, www.sec.gov. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ARBE ROBOTICS LTD.

Up to $50,000,000 of Ordinary Shares

PROSPECTUS

JEFFERIES

April 25, 2023